EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

IMH Financial Corporation
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-175429 and 333-211896) of IMH Financial Corporation of our report dated March 30, 2020, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding change in accounting method related to revenue recognition.

/s/ BDO USA, LLP
Phoenix, Arizona
March 30, 2020